Exhibit 99.2

Case: 1:11-cv-09074 Document #: 74 Filed: 11/03/14 Page 1 of 17 PageID #:1084

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

LORI RAVENSCROFT GEARE and ROBERT J. CASEY, II, Derivatively for the Benefit of HOSPIRA, INC.,

Plaintiffs,

v.

CHRISTOPHER B. BEGLEY, F. MICHAEL BALL, THOMAS E. WERNER, IRVING W. BAILEY, II, JACQUE J. SOKOLOV, BARBARA L. BOWLES, ROGER W. HALE, JOHN C. STALEY, CONNIE R. CURRAN, HEINO VON PRONDZYNSKI, MARK F. WHEELER, TERRENCE C. KEARNEY, RONALD A. MATRICARIA, and BRIAN J. SMITH,

Defendants,

—and—

HOSPIRA, INC., a Delaware corporation,

Nominal Defendant.

Case No. 11-cv-09074 (JJT)

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (“Stipulation”)(1) of the above-captioned action (the “Illinois Action”) and International Union of Operating Engineers Pension Plan of Eastern Pennsylvania and Delaware v. Begley, C.A. No. 9926-VCP, pending in the Court of Chancery of the State of Delaware (the “Delaware Action”), is entered into by: (a) Lori Ravenscroft Geare and Robert J. Casey, II (“Illinois Plaintiffs”) and the International Union of Operating Engineers Pension Plan of Eastern Pennsylvania and Delaware (“Delaware Plaintiff”) (collectively, “Plaintiffs”); (b) nominal defendant Hospira, Inc. (“Hospira” or the “Company”); and (c) Christopher B. Begley, F. Michael Ball, Thomas E. Werner, Irving W. Bailey, II, Jacque J. Sokolov, Barbara L. Bowles, Roger W. Hale, John C. Staley, Connie R. Curran, Heino von Prondzynski, Mark F. Wheeler, Terrence C. Kearney, Ronald A. Matricaria, and Brian J. Smith (collectively, the “Individual Defendants,” and collectively with Hospira, the “Defendants”).(2) This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims, subject to the approval of the U.S. District Court for the Northern District of Illinois (the “Court”).

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by the Parties that, subject to Court approval, in consideration of the benefits flowing to the Parties from the Settlement, the Actions shall be finally and fully compromised, settled, and dismissed with prejudice, subject to the terms and conditions set forth below:

1.                                      DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

(1) All capitalized terms are defined in section 1 herein, unless immediately defined.

(2) Defendants, collectively with Plaintiffs, shall be referred to as the “Parties.”

1.1                               “Actions” means the consolidated derivative action captioned, Casey v. Begley, Case No. 11-cv-09074 (JJT), pending in the U.S. District Court for the Northern District of Illinois, and the verified shareholder derivative action captioned, International Union of Operating Engineers Pension Plan of Eastern Pennsylvania and Delaware v. Begley, C.A. No. 9926-VCP, pending in the Court of Chancery of the State of Delaware.

1.2                               “Court” means the U.S. District Court for the Northern District of Illinois.

1.3                               “Effective Date” means the first date on which all of the events and conditions specified in paragraph 6.1 herein have occurred.

1.4                               “Final” means when the last of the following (with respect to the Judgment approving the Settlement, attached hereto as Exhibit D), shall occur: (i) the time to file a motion to alter or amend the Judgment under Federal Rule of Civil Procedure 59(e) has passed without any such motion having been filed; (ii) the expiration of the time in which to appeal the Judgment has passed without any appeal having been taken; and (iii) if a motion to alter or amend is filed or if an appeal is taken, the determination of that motion or appeal in such a manner as to permit the Judgment to remain in force in the form of Exhibit D attached hereto, or as modified by agreement of the Parties and entered by the Court at the time of the Settlement Hearing. For purposes of this paragraph, an “appeal” shall include any petition for a writ of certiorari or other writ that may be filed in connection with approval of this Settlement, but shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the Incentive Award Amount.

1.5                               “Hospira Shareholder(s)” means, for purposes of this Stipulation, any Person who owned Hospira common stock as of November 3, 2014, the execution date of this Stipulation and who continues to hold Hospira common stock as of the date the Judgment is entered, excluding the Individual Defendants, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.6                               “Judgment” means the Final Order and Judgment entered by the Court in a form of the Proposed Final Order and Judgment attached hereto as Exhibit D or as modified by agreement of the Parties and entered by the Court.

1.7                               “Person” means an individual, business, or legal entity, including any corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.8 “Plaintiffs’ Counsel” means: (a) Robbins Arroyo LLP and the Paskowitz Law Firm, P.C., as Co-Lead Counsel in the Illinois Action; (b) Lasky & Rifkind, Ltd. and the Law Offices of Edward T. Joyce & Associates, P.C., as Co-Liaison Counsel in the Illinois Action; (c) the Grant Law Firm, PLLC, Roy Jacobs & Associates, and the Law Office of Alfred G. Yates, Jr., P.C., as additional counsel in the Illinois Action; and (d) Schubert Jonckheer & Kolbe LLP, Shepherd Finkleman Miller & Shah LLP, and Rosenthal, Monhait & Goddess, P.A., as counsel in the Delaware Action.

1.9                               “Preliminary Approval Order” means an order entered by the Court substantially in the form attached hereto as Exhibit B.

1.10 “Released Claims” means any and all claims, demands, rights, remedies, or causes of action, whether based on federal, state, local, statutory, common, or foreign law or any other law, rule, regulation, or principle of equity, whether known or unknown, including, without limitation, Unknown Claims, whether suspected or unsuspected, whether contingent or non-contingent, whether accrued or unaccrued, whether or not concealed or hidden, whether factual or legal, and for any remedy, whether at equity or law, that were, could have been, or might have been asserted from the beginning of time through the date of entry of the Final Order and Judgment, by Hospira or any Hospira Shareholder in the Actions, any shareholder demand, or in any other forum derivatively on behalf of Hospira, against the Released Parties or any other individual named or unnamed, in connection with, arising out of, related to, based upon, in whole or in part, directly or indirectly, any action or omission or failure to act relating to any of the matters, facts, or events set forth, referenced, or alleged in any pleading or other document filed in the Action; provided, however, that nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

1.11 “Released Parties” means Defendants, including each and all individuals named or who could have been named in the Actions, and each and all members of their families, parent entities, affiliates, and subsidiaries and each and all of their respective past or present officers, directors, employees, agents, attorneys, accountants, auditors, insurers, heirs, executors, estates, administrators, predecessors, successors, assigns, and representatives, as well as any entity in which they have a controlling interest or any trust of which they are the settlor or which is for the benefit of them and/or member(s) of their family.

1.12 “Releasing Parties” means the Plaintiffs (individually, and derivatively on behalf of Hospira), Hospira, every Hospira Shareholder, and each and all members of their families, heirs, administrators, predecessors, successors, parent entities, subsidiaries, affiliates, custodians, agents, representatives, executors, assigns, estates, trusts, trustees, trust beneficiaries, and all Persons acting in concert with any of the aforementioned Persons.

1.13 “Settlement” means the agreement made and entered into by and among the Parties and set forth in this Stipulation.

1.14 “Settlement Hearing” means the hearing that the Parties will request the Court hold after dissemination of the settlement notice in order to consider and determine, among other things, whether the Settlement should be approved, whether Judgment should be entered dismissing the Illinois Action with prejudice, and whether to approve the proposed Fee and Expense Amount and Incentive Award.

1.15 “Unknown Claims” means any Released Claims that any Plaintiff (individually, and derivatively on behalf of Hospira), Hospira, or any Hospira Shareholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties that, if known by him, her, or it, might have affected his, her, or its settlement with, and release of, the Released Parties, or might have affected his, her, or its decision not to object to this Settlement, including claims based on the discovery of facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Released Claims. The Parties further agree that the Released Claims constitute an express waiver of all rights and protections afforded by California Civil Code section 1542 and all similar federal, state, or foreign laws, rights, rules, or legal principles. Section 1542 states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Plaintiffs, Hospira, and every Hospira Shareholder shall be deemed by operation of the Judgment to have acknowledged that the release of Unknown Claims was separately bargained for and is a key element of the Settlement.

2.                                      SETTLEMENT OF THE ACTIONS

2.1                               Hospira shall, within thirty (30) calendar days after entry of the Judgment by the Court, formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A, section II attached hereto, for a period of no less than three (3) years.

2.2                               Defendants acknowledge and agree that the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A attached hereto confer material benefits upon Hospira. Defendants also acknowledge that the prosecution of the Action was a meaningful factor in the decision to adopt and/or implement the corporate governance reforms set forth in Exhibit A, section I, and that the corporate governance reforms in Exhibit A, section II were agreed to through settlement negotiations and mediation.

2.3                               Within three (3) business days after the Judgment approving the Settlement becomes Final, the Delaware Plaintiff shall apply to the Court of Chancery for the State of Delaware to dismiss the Delaware Action with prejudice, and shall take, and cause to take, all actions, and do, and cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to secure such dismissal.

3.                                      PRELIMINARY APPROVAL AND NOTICE

3.1                               Promptly following the execution of this Stipulation, Plaintiffs’ Counsel shall submit this Stipulation, together with its exhibits, to the Court, and shall apply for entry of a Preliminary Approval Order, substantially in the form of Exhibit B hereto.

3.2                               Notice to Hospira Shareholders shall consist of the Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (“Notice”), substantially in the form attached hereto as Exhibit C, and shall be provided to Hospira Shareholders as follows with all attendant costs borne by Hospira, except as provided by section 3.2(c) below:

(a)                                 within ten (10) calendar days after the entry of the Preliminary Approval Order, Hospira shall furnish a Form 8-K to the U.S. Securities and Exchange Commission that includes the Notice and Stipulation;

(b)                                 within ten (10) calendar days after the entry of the Preliminary Approval Order, Hospira shall post copies of the Notice and this Stipulation on its website; and

(c)                                  within ten (10) calendar days after the entry of the Preliminary Approval Order, Plaintiffs’ Counsel at Robbins Arroyo LLP and Schubert Jonckheer & Kolbe LLP shall post copies of the Notice and this Stipulation on their websites.

3.3 Prior to the Settlement Hearing, Hospira and Plaintiffs shall file with the Court declarations affirming that they disseminated the Notice as ordered in the Preliminary Approval Order.

3.4                               The Parties believe the content and manner of the Notice constitutes adequate and reasonable notice to Hospira Shareholders pursuant to applicable law.

4. ATTORNEYS’ FEES, REIMBURSEMENT OF LITIGATION EXPENSES, AND INCENTIVE AWARD AMOUNTS

4.1                          In recognition of the material benefits conferred upon Hospira as a direct result of the prosecution and settlement of the Actions, and subject to Court approval, Defendants have agreed to cause Hospira or its insurance carriers to pay Illinois Plaintiffs’ Counsel attorneys’ fees and expenses in an aggregate amount not to exceed $2.3 million, and

Delaware Plaintiff’s Counsel attorneys’ fees and expenses not to exceed $330,000 (together, the “Fee and Expense Amount”). Amounts awarded to counsel for the Illinois Action shall be paid in the manner directed by Illinois Co-Lead Counsel and amounts awarded to counsel in the Delaware Action shall be paid as directed by Schubert Jonckheer & Kolbe LLP, counsel in the Delaware Action.

4.2                               The Fee and Expense Amount shall be paid in the amounts approved by the Court within ten (10) business days after the Judgment becomes Final. Except for the Fee and Expense Amount, each of the Parties shall bear his, her, or its own fees and costs, and Defendants shall have no obligations or liability with respect to the apportionment or distribution of any attorneys’ fees or expenses approved by the Court.

4.3                               The Parties further stipulate that Plaintiffs’ Counsel may apply to the Court for an incentive award of up to $3,000 for each of the Plaintiffs (the “Incentive Award Amount”), only to be paid upon Court approval, and to be paid from the Fee and Expense Amount, in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions. The failure of the Court to approve any requested Incentive Award Amount, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation.

5.                                      RELEASES

5.1                               Upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims against the Released Parties; provided, however, that such release shall not affect any claims to enforce the terms of this Stipulation or the Settlement.

5.2                               Upon the Effective Date, each of the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims against Plaintiffs and Plaintiffs’ Counsel; provided, however, that such release shall not affect any claims to enforce the terms of this Stipulation or the Settlement.

6. CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1                               The Settlement shall be conditioned on the occurrence of all of the following events:

(a)                            Court approval of the Settlement;

(b)                            entry of the Judgment in the Illinois Action;

(c)                             payment to Plaintiffs’ Counsel of the Fee and Expense Amount approved by the Court;

(d)                            the Judgment becoming Final; and

(e)                             dismissal of the Delaware Action with prejudice.

6.2                               If any of the conditions listed in paragraph 6.1 do not occur, this Stipulation and any Settlement documentation shall be null and void and of no force and effect, and the Parties shall be restored to their positions on the date immediately prior to the execution date of this Stipulation. In that event, this Stipulation shall not be deemed to constitute an admission of fact by any Party, and neither the existence of this Stipulation, nor its contents, shall be admissible in evidence or be referred to for any purposes in the Actions or in any litigation or judicial proceeding. Further, all releases delivered in connection with the Stipulation shall be null and void.

7. MISCELLANEOUS PROVISIONS

7.1                               The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

7.2                               Neither this Stipulation, nor any of its terms or provisions, nor the exhibits hereto, nor any document referred to herein, nor the Judgment, nor any action taken to carry out this Stipulation or the Settlement is, may be construed as, or may be used as, evidence of the validity of any claim or as an admission by or against the Parties of any fault, wrongdoing, or concession of liability whatsoever.

7.3                               Neither this Stipulation, nor any of its terms or provisions, nor the exhibits hereto, nor any document referred to herein, nor the Judgment, nor any action taken to carry out this Stipulation or the Settlement shall be offered or received into evidence in any action or proceeding for any purpose whatsoever other than to enforce the provisions of this Stipulation, except that this Stipulation and the exhibits hereto may be filed as evidence of the Settlement to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

7.4                               The Parties intend this Settlement to be a final and complete resolution of all disputes among them with respect to the Actions. This Stipulation and its exhibits constitute the entire agreement among the Parties concerning the Settlement, and no representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.

7.5 The Parties agree that the terms of this Settlement, including the amount of attorneys’ fees and expenses, were negotiated at arm’s-length in good faith by the Parties with the substantial assistance of a mediator, and that the Settlement was reached voluntarily after consultation with experienced legal counsel.

7.6                               The Parties agree that, other than disclosures required by law or the Court, any public comments from the Parties or any of their representatives regarding this Settlement will not substantially deviate from the terms contained in the Notice or words to the effect that the Parties have reached a mutually agreeable resolution that will avoid protracted and expensive litigation, and that the Settlement is in the best interest of Hospira and its shareholders. None of the Parties shall make any public statement regarding the terms of this Stipulation or the Settlement contained herein that is critical of or disparages the Settlement or the conduct of the Parties.

7.7                               The headings used in this Stipulation are used for the purpose of convenience only and are not meant to have legal effect.

7.8                               All of the exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.9                               This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

7.10 This Stipulation may be executed in one or more counterparts, including by facsimile and PDF counterparts. All executed counterparts, including facsimile and PDF counterparts, shall be deemed to be one and the same instrument.

7.11 This Stipulation shall be binding upon, and inure to the benefit of, the Parties and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, and legal representatives.

7.12 This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties.

7.13 All Persons executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

7.14 The waiver by any Party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior or subsequent to, or contemporaneous with, the execution of this Stipulation.

7.15 The rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the substantive laws of the State of Illinois without giving effect to that State’s choice-of-law principles.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, dated as of November 3, 2014.

Dated: November 3, 2014	ROBBINS ARROYO LLP

	By:	/s/ George C. Aguilar

George C. Aguilar
Brian J. Robbins
Ashley R. Palmer
600 B Street, Suite 1900 San Diego, CA 92101
Telephone: (619) 525-3990

Facsimile: (619) 525-3991 gaguilar@robbinsarroyo.com brobbins@robbinsarroyo.com apalmer@robbinsarroyo.com

Dated: November 3, 2014	THE PASKOWITZ LAW FIRM, P.C.

	By:	/s/ Laurence D. Paskowitz

Laurence D. Paskowitz
208 East 51st Street, Suite 380 New York, NY 10022
Telephone: (212) 685-0969 Facsimile: (212) 685-2306 lpaskowitz@pasklaw.com

Co-Lead Counsel for Illinois Plaintiffs — and —

LASKY & RIFKIND, LTD. Norman Rifkind
Leigh R. Lasky
Amelia S. Newton
351 West Hubbard Street, Suite 401
Chicago, IL 60654
Telephone: (312) 634-0057 Facsimile: (312) 634-0059 rifkind@laskyrifkind.com lasky@laskyrifkind.com newton@laskyrifkind.com

THE LAW OFFICES OF EDWARD T. JOYCE & ASSOCIATES, P.C.
Edward T. Joyce
Rowena T. Parma
135 South LaSalle Street, Suite 2200
Chicago, IL 60603
Telephone: (312) 641-2600 Facsimile: (312) 641-0360 ejoyce@joycelaw.com
rparma@joycelaw.com

Co-Liaison Counsel for Illinois Plaintiffs

Additional Counsel:

THE GRANT LAW FIRM, PLLC
Lynda J. Grant
521 Fifth Avenue, 17th Floor New York, NY 10175
Telephone: (212) 292-4441 Facsimile: (212) 292-4442 lgrant@grantfirm.com

ROY JACOBS & ASSOCIATES
Roy L. Jacobs
317 Madison Avenue, 21st Floor New York, NY 10017
Telephone: (212) 867-1156 Facsimile: (212) 504-8343 jacobs@jacobsclasslaw.com

Additional Counsel for Plaintiff Lori Ravenscroft Geare

LAW OFFICE OF ALFRED G. YATES, JR., P.C. Alfred G. Yates, Jr.
519 Allegheny Building 429 Forbes Avenue
Pittsburgh, PA 15219
Telephone: (412) 391-5164 Facsimile: (412) 471-1033 yateslaw3@gmail.com

Additional Counsel for Plaintiff Robert J. Casey

Dated: November 3, 2014	SCHUBERT JONCKHEER & KOLBE LLP

	By:	/s/ Robert C. Schubert
Robert C. Schubert
Willem F. Jonckheer
Three Embarcadero Center, Suite 1650 San Francisco, CA 94111
Telephone: (415) 788-4220
Facsimile: (415) 788-0161 rschubert@schubertlawfirm.com wjonckheer@schubertlawfirm.com

Dated: November 3, 2014	SHEPHERD FINKELMAN MILLER & SHAH, LLP

	By:	/s/ James E. Miller

James E. Miller
Karen M. Leser-Grenon 65 Main Street
Chester, CT 06412
Telephone: (860) 526-1100 Facsimile: (866) 300-7367 jmiller@sfmslaw.com
kleser@sfmslaw.com

ROSENTHAL, MONHAIT &
GODDESS, P.A.
P. Bradford Deleeuw
919 Market Street, Suite 1401
Citizens Bank Center P.O. Box 1070
Wilmington, DE 19899 Telephone: (302) 656-4433

Counsel for the International Union of Operating Engineers Pension Plan of Eastern Pennsylvania and Delaware

Dated: November 3, 2014	KIRKLAND & ELLIS LLP

	By:	/s/ Joshua Z. Rabinovitz

Mark Filip
Robert J. Kopecky Joshua Z. Rabinovitz 300 North LaSalle Drive
Chicago, IL 60654 Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Counsel for Defendants

CERTIFICATE OF SERVICE

I hereby certify that on November 3, 2014, I electronically filed the foregoing with the Clerk of the Court using the CM/ECF system, which will send notification of such filing to the email addresses denoted on the Electronic Mail Notice List.

/s/ George C. Aguilar
GEORGE C. AGUILAR
ROBBINS ARROYO LLP 600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990 Facsimile: (619) 525-3991 gaguilar@robbinsarroyo.com

EXHIBIT A

EXHIBIT A

I.                                        Steps Taken By Hospira Since the Actions Were Filed:

The Parties recognize and acknowledge that, since the filing of the Actions, Hospira has taken steps that strengthen Hospira’s capabilities in the area of quality and compliance, and further enhance oversight and governance, and that the prosecution of the Actions was a meaningful factor in the decision to adopt and implement these capabilities, which include:

A.                      Investments to Strengthen Quality and Compliance

1.                                      Hospira hired many new leaders to strengthen the Company’s quality and compliance capabilities, including:

Senior Vice President (“SVP”), Quality;

Senior Vice President, Operations;

Vice President, U.S. Pharma Operations;

Vice President, Quality, Rocky Mount;

Vice President, Operations and Plant Manager, Rocky Mount;

Vice President, Operations and Plant Manager, McPherson; and

Vice President, Pharma Operations Excellence.

2.                                      Hospira invested more than $200 million in its pharmaceutical manufacturing plant in Rocky Mount, North Carolina, including building a new quality and analytical testing laboratory and making other capital improvements such as installing visual inspection equipment.

3.                                      Hospira added nearly 200 employees at Rocky Mount, primarily in scientific, technical, and quality roles.

B.                      Changes to the Board and Board Committees

1.                                      Hospira separated the Science, Technology and Quality Committee into two separate Board committees: (i) the Science and Technology Committee; and (ii) the Quality Committee.

II.                                                 Additional Corporate Commitments:

In connection with the Stipulation of Settlement, Hospira makes the following additional corporate commitments, each of which will be maintained for a period of at least three years from the date each commitment is implemented:

A.                      Maintain one director with substantial experience with FDA regulations and compliance.

C.                                    Maintain a Corporate Quality Audit function that (1) reports independently and not through manufacturing facilities; and (2) conducts annual audits of the quality processes of all of Hospira’s U.S. pharmaceutical manufacturing facilities.

D.                                    In the event the Company assembles a crisis management team to respond to a potential or actual crisis situation involving quality issues, the SVP, Quality, can designate and appoint additional quality personnel to support that crisis management team.

E.                                     The SVP, Quality, will oversee the Company’s ongoing quality and FDA compliance efforts, and will update Hospira’s senior leadership team, including the CEO, at least twice annually on the status of such efforts.

F.                                      The SVP, Quality, will have the authority to obtain advice and assistance from external advisors and experts as deemed necessary in his/her discretion to assist with, audit, or review the Company’s quality and FDA compliance efforts.

G.                                    The SVP, Quality’s, direct and indirect responsibilities will include the annual review of: (1) staff levels within the Quality organization to ensure they are sufficient to fulfill responsibilities; (2) the adequacy and effectiveness of the Company’s quality training programs; and (3) the adequacy and effectiveness of the Company’s Quality Systems overall.

H.                                   The Company will amend its insider trading policy to enhance and clarify provisions requiring reasonable oversight and approval mechanisms for trades of senior officers. The amended insider trading policy will impose trading restrictions applicable to certain employees and officers who, as a result of their positions, may have or be perceived to have access to material, non-public information. Such trading restrictions will include:

1.                                      Limit trading of Hospira stock to specific permissible periods following the release of quarterly and annual earnings information;

2.                                      Prohibit trading of Hospira stock during regular “blackout periods” in the time leading up to the release of information regarding the Company’s earnings;

3.                                      Prohibit trading of Hospira stock during additional or extended “blackout periods” that may be designated in connection with a significant pending event; and

4.                                      Require pre-clearance of trades from Hospira’s General Counsel for corporate vice presidents and above.

I.                                        Board Provisions:

1.                                      All non-management Board members must satisfy the director independence requirements of the NYSE;

2.                                      At least one member of the Quality Committee shall serve concurrently on the Audit Committee;

3.                                      The Audit Committee shall meet at least four times a year, or more frequently, as circumstances dictate, absent extraordinary circumstances; and

4.                                      The Audit Committee shall review annually with management and any outside professionals (the Audit Committee considers appropriate) important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

J.                                        Oversight Measures of Quality:

1.                                      The SVP, Quality, will meet with the Quality Committee of the Board at least twice a year to review the Company’s FDA compliance;

2.                                      The SVP, Quality, shall make at least annual presentations to the Quality Committee of the Board addressing quality initiatives at the company’s major manufacturing facilities; and

3.                                      The Quality Committee shall meet at least four times a year, absent extraordinary circumstances.

K.                                   Stock Repurchases:

The Board of Directors will receive reports from management regarding the Company’s authorized stock repurchase programs. Those reports will be made at each Board meeting where share repurchases were made since the preceding Board meeting and will include information regarding any purchases made, their compliance with Board-approved parameters, and their compliance with applicable corporate and securities law requirements, so that the Board can provide oversight as to any future repurchases. All stock repurchases under such programs will be made in accordance with Board-approved parameters and applicable corporate and securities laws.